SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): May 30, 2001 (May 24, 2001)


                                  FRED'S, INC.
             (Exact name of registrant as specified in its charter)

                                    Tennessee
                         (State or other jurisdiction)

                                    00-19288
                            (Commission file number)

                                   62-0634010
               (IRS employer of incorporation) identification No.)


                 4300 New Getwell Road, Memphis, Tennessee 38118
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (901) 365-8880








Item 5.  Other Events.

1. On May 24, 2001, Fred's announced that its Board of Directors approved a five-for-four stock split, to be effected as a 25% stock dividend, of its Common Stock, Class A voting, no par value. The new shares, one additional share for every four shares currently held by stockholders, will be distributed on June 18, 2001, to stockholders of record on June 5, 2001. Fred's currently has 12.1 million shares of Common Stock outstanding. Cash will be paid in lieu of fractional shares.

     Fred's Board of Directors also declared a quarterly cash dividend of $.05 per share on old shares ($.04 per share on a post-split basis), using the same record date and payment date as the stock split. This represents an effective increase of 25% from the previous rate (which was $.04 per share per quarter, before adjustment for the stock split). The dividend will be paid on June 18, 2001, to stockholders of records on June 4, 2001, together with the stock dividend.

     Fred's, Inc. operates 357 discount general merchandise stores in the southeastern United States. The Company also markets goods and services to 26 franchised Fred's stores.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements.

Not applicable.

(b)      Pro Forma Financial Information.

Not applicable.

(c)      Exhibits.


Exhibit No.       Description

99.2 Press Release dated May 24, 2001, announcing the Fred's stock split and dividend

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 30, 2001

                                            FRED'S, INC.
                                            By:  /s/ Michael J. Hayes
                                            -------------------------
                                            Michael J. Hayes, Chairman and Chief
                                            Executive Officer
Exhibit Index


Exhibit
Number               Description

99.1                 Press release issued by Fred's, Inc. dated May 24, 2001.
                    (Corrected)


Exhibit 99.1

                    FRED'S DECLARES FIVE-FOR-FOUR STOCK SPLIT
                         AND REGULAR QUARTERLY DIVIDEND

     MEMPHIS, Tenn (May 24, 2001) - Fred's Inc. (Nasdaq/NM; FRED) today announced that its Board of Directors has declared a five-for-four stock split of the Company's common stock, which will be effected as a 25% stock dividend. The Board also declared a regular quarterly cash dividend of $0.05 per share on a pre-split basis ($0.04 per share on a post-split basis). The cash dividend will be paid to shareholders of record upon June 4, 2001, and the new shares will be distributed to shareholders of record on June 5, 2001. The new shares will be distributed and the cash dividend paid on June 18, 2001. Cash will be paid in lieu of any fractional shares that may result from the split.

     Commenting on the announcement, Michael J.Hayes, Chief Executive Officer, said, "We believe this stock split will benefit our shareholders by increasing the Company's trading activity and liquidity. During the past year, Fred's has continued to post strong gains in its revenue and earnings, resulting in substantial appreciation in the Company's share price. The Board's action to split the Company's shares and maintain the current level of the dividend payout recognizes these accomplishments and reflects confidence in management's accelerated growth plans and the future of the Company."

     Fred's Inc. operates 357 discount general merchandise stores, including 26 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com.


     COMMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC TRENDS, CHANGES IN CONSUMER DEMAND OR PURCHASE PATTERNS, DELAYS OR INTERRUPTIONS IN THE FLOW OF MERCHANDISE BETWEEN THE COMPANY'S DISTRIBUTION CENTER AND ITS STORES OR BETWEEN THE COMPANY'S SUPPLIERS AND SAME, A DISRUPTION IN THE COMPANY'S DATA PROCESSING SERVICES, COSTS AND DELAYS IN ACQUIRING OR DEVELOPING NEW STORE SITES, AND OTHER CONTINGENCIES DISCUSSED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. FRED'S UNDERTAKES NO OBLIGATION TO RELEASE REVISIONS TO THESE FORWARD-LOOKING
STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNFORESEEN EVENTS, EXCEPT AS REQUIRED TO BE REPORTED UNDER THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.